Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
Dreyfus Investment Funds:

We consent to the use of our report, dated November 28, 2012, for Dreyfus/The Boston Company Small Cap Value Fund, a series of Dreyfus Investment Funds, incorporated herein by reference and to the references to our firm under the headings "Independent Registered Public Accounting Firms" and "Financial Statements and Experts" in the Prospectus/Proxy Statement on Form N-14.

/s/ KPMG LLP

New York, New York

February 20, 2013